EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

MDC Partners Inc.

New York, New York

Toronto, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159831 and 333-176059) of MDC Partners Inc. and subsidiaries, of our report dated March 7, 2013, except for Note 1 which is as of November 8, 2013, relating to the consolidated financial statements which appears in this Form 8K.

/s/ BDO USA, LLP

New York, New York

November 8, 2013